Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Andeavor Logistics LP (the "Partnership") on Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gary R. Heminger, Chief Executive Officer of Tesoro Logistics GP, LLC, the general partner of the Partnership, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ GARY R. HEMINGER
Gary R. Heminger
Chief Executive Officer of Tesoro Logistics GP, LLC
(the general partner of Andeavor Logistics LP)
February 28, 2019

A signed original of this written statement required by Section 906 has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.